Exhibit 10.9

Execution Version

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”) is dated as of August 26, 2024 and entered into by and among ADS-Tec Energy GmbH, a limited liability company under German law, registered with the commercial register (Handelsregister) at the local court (Amtsgericht) of Stuttgart under number HRB 762810 (“Company”) and ADS-Tec Holding GmbH, a limited liability company under German law, registered with the commercial register (Handelsregister) at the local court (Amtsgericht) of Stuttgart under number HRB 224527, as secured party (in such capacity, the “Secured Party”).

RECITALS

A. Pursuant to that certain Secured Promissory Note, dated as of August 26, 2024, in the principal amount of $3,000,000.00, issued by the Company to the Lender (the “Note”), the Lender has made certain loan commitments, subject to the terms and conditions of the Note.

B. It is a condition precedent to the initial extensions of credit by the Lender under the Note that Company shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and in order to induce the Lender to make loans and other extensions of credit under the Note, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Company hereby agrees with Secured Party as follows:

SECTION 1. Grant of Security.

Company hereby assigns to Secured Party, and hereby grants to Secured Party, for the benefit of the Lender, a security interest in all of its right, title and interest in and to all of the personal property of Company including the following, in each case whether now or hereafter existing, whether tangible or intangible, whether now owned or hereafter acquired and wherever the same may be located (the “Collateral”):

(a) all Accounts;

(b) all Chattel Paper;

(c) all Money and all Deposit Accounts, together with all amounts on deposit from time to time in such Deposit Accounts;

(d) all Documents;

(e) all General Intangibles (including patents, trademarks, service marks, copyrights, and other intellectual property), Payment Intangibles and Software;

(f) all Goods, including Inventory, Equipment, and Fixtures;

(g) all Instruments;

(h) all Investment Property;

(i) all Letter-of-Credit Rights and other Supporting Obligations;

(j) all Records;

(k) all Commercial Tort Claims; and

(l) all Proceeds and Accessions with respect to any of the foregoing Collateral.

provided, however, that the Collateral shall not include any Excluded Assets. Each category of Collateral set forth above shall have the meaning set forth in the UCC.

SECTION 2. Security for Obligations.

This Agreement secures, and the Collateral is collateral security for, the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Secured Obligations of Company. “Secured Obligations” means all obligations and liabilities of every nature of Company now or hereafter existing under or arising out of or in connection with the Note, in each case together with all extensions or renewals thereof, whether for principal, interest, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or the Lender as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Company now or hereafter existing under this Agreement.

SECTION 3. Representations and Warranties.

Company represents and warrants as follows:

(a) Jurisdiction of Organization. Company’s name as it appears in official filings in the state of its organization, type of organization, jurisdiction of organization and organization number provided by the applicable government authority of the jurisdiction of organization are set forth on Schedule 1 hereto.

(b) Names. Company has not, within the four-month period preceding the date hereof, had a different name from the name listed on the signature pages hereto.

(c) Due Authorization, etc. Company is (i) a duly organized and validly existing limited liability company, (ii) in good standing or subsisting under the laws of the jurisdiction of its organization and (iii) has the limited liability company power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action. This Agreement constitutes a legally valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

(d) No Conflict. The execution, delivery and performance by Company of this Agreement does not and will not violate any law, governmental rule or regulation, court order or agreement to which it is subject or by which its properties are bound or the charter documents or bylaws of Company.

(e) Security Interests. The security interest in the Collateral granted pursuant to this Agreement constitutes a valid security interest (to the extent a security interest can be created under the UCC and to the extent required hereunder) in favor of Secured Party.

SECTION 4. Further Assurances.

Company agrees that from time to time, at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may reasonably request in writing, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral; provided that account control agreements and landlord waivers or collateral access agreements (or similar agreements) shall not be required with respect to any Collateral. Without limiting the generality of the foregoing, Company will execute (if necessary) and file such financing or continuation statements, or amendments thereto, in order to perfect and preserve the security interests granted or purported to be granted hereby. Company hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral (including any financing statement indicating that it covers “all assets” or “all personal property” of Company).

SECTION 5. Certain Covenants of Company.

Company shall:

(a) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

(b) give Secured Party at least 10 days’ prior written notice of any change in Company’s name, identity or corporate structure;

(c) give Secured Party at least 10 days’ prior written notice of any reincorporation, reorganization or other action that results in a change of the jurisdiction of organization of Company; and

(d) pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, services, materials and supplies) against, the Collateral except to the extent the validity thereof is being contested in good faith.

SECTION 6. Special Covenant with respect to Accounts.

Except as otherwise provided in this section, Company shall continue to collect, at its own expense, all amounts due or to become due to Company under the Accounts. In connection with such collections, Company may take (and, upon the occurrence and during the continuance of an Event of Default at Secured Party’s direction, shall take) such action as Company or Secured Party may reasonably deem necessary or advisable to enforce collection of amounts due or to become due under the Accounts.

SECTION 7. Secured Party Appointed Attorney-in-Fact.

Company hereby irrevocably appoints Secured Party as its attorney-in-fact, with full authority in the place and stead of Company and in the name of Company, Secured Party or otherwise, from time to time in Secured Party’s reasonable discretion to take any action and to execute any instrument that Secured Party may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation: (a) upon the occurrence and during the continuance of an Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (b) upon the occurrence and during the continuance of an Event of Default, to receive, endorse and collect any drafts or other Instruments, Documents, Chattel Paper and other documents in connection with clause (a); (c) upon the occurrence and during the continuance of an Event of Default, to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce or protect the rights of Secured Party with respect to any of the Collateral; (d) to pay or discharge liens (other than liens permitted under this Agreement or the Note) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in its reasonable discretion, any such payments made by Secured Party to become obligations of Company to Secured Party, due and payable immediately without demand; (e) upon the occurrence and during the continuance of an Event of Default, to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral; and (f) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party’s option and Company’s expense, at any time or from time to time, all acts and things that Secured Party reasonably deems necessary to protect, preserve or realize upon the Collateral and Secured Party’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Company might do.

SECTION 8. Secured Party May Perform.

If Company fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Company under Section 12(b) hereof

SECTION 9. Standard of Care.

The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

SECTION 10. Remedies.

If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral), and also may (i) require Company to, and Company hereby agrees that it will at its expense and upon written request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties, (ii) to the extent Company can give authority therefor, enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Secured Party reasonably deems necessary, (iv) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, and (v) exercise dominion and control over and refuse to permit further withdrawals from any Deposit Account maintained with Secured Party or any Lender and provide instructions directing the disposition of funds in Deposit Accounts not maintained with Secured Party or any Lender. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Company shall be liable for the deficiency.

SECTION 11. Application of Proceeds.

Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in the following order of priority:

FIRST: To the payment of all reasonable and documented costs and expenses of such sale, collection or other realization, including reasonable compensation to Secured Party and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Secured Party in connection therewith, and all amounts for which Secured Party is entitled to indemnification hereunder and all advances made by Secured Party hereunder for the account of Company, and to the payment of all reasonable and documented costs and expenses paid or incurred by Secured Party in connection with the exercise of any right or remedy hereunder;

SECOND: To the payment of all other Secured Obligations (for the ratable benefit of the holders thereof) and, as to obligations arising under the Note, as provided in the Note; and

THIRD: To the payment to or upon the order of Company, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

SECTION 12. Indemnity and Expenses.

(a) Company agrees to indemnify Secured Party from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result from the gross negligence, bad faith or willful misconduct of Secured Party, Lender, or any of their respective directors, officers, or employees, as finally determined by a court of competent jurisdiction.

(b) Company agrees to pay to Secured Party upon demand the amount of any and all reasonable and documented costs and expenses (including the reasonable and documented fees and expenses of one outside counsel to Secured Party), that Secured Party may incur in connection with the custody or preservation of the Collateral, the exercise of rights or remedies hereunder or the failure by Company to perform or observe any of the provisions hereof

(c) The obligations of Company in this Section 12 shall survive the termination of this Agreement and the discharge of Company’s other obligations under this Agreement, the Note and the other Loan Documents.

SECTION 13. Amendments; Etc.

No amendment, modification, termination or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by Secured Party and Company.

SECTION 14. Notices.

Any notices and other communications provided for hereunder shall be in writing (including faxes) and mailed, telecopied, or delivered as follows: if to Company, at its address specified opposite its signature below; and if to Secured Party, at its address specified opposite its signature below; or in each case at such other address as shall be designated by Secured Party or Company. All such notices and communications shall, when mailed, faxed or sent by overnight courier, be effective when deposited in the mails, delivered to the overnight courier, as the case may be, or sent by fax. Electronic mail may be used to distribute routine communications; provided that no signature with respect to any notice, request, agreement, waiver, amendment, or other documents may be sent by electronic mail.

SECTION 15. Failure or Indulgence Not Waiver; Remedies Cumulative.

No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 16. Severability.

In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 17. Headings.

Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 18. Governing Law; Rules of Construction.

THIS AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND SECURED PARTY HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES

SECTION 19. Consent to Jurisdiction and Service of Process.

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS NOTE COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS NOTE. Company hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Company at its address set forth below its signature hereto, such service being hereby acknowledged by Company to be sufficient for personal jurisdiction in any action against Company in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Secured Party to bring proceedings against Company in the courts of any other jurisdiction.

SECTION 20. Waiver of Jury Trial.

COMPANY AND SECURED PARTY HEREBY IRREVOCABLY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.

SECTION 21. Counterparts.

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

SECTION 22. Definitions.

(a) Each capitalized term utilized in this Agreement that is not defined in this Agreement, but that is defined in the UCC, including the categories of Collateral listed in Section 1 hereof shall have the meaning set forth in the UCC. Each capitalized term utilized in this Agreement that is not defined in this Agreement or the UCC shall have the meaning set forth in the Note.

(b) In addition, the following terms used in this Agreement shall have the following meanings:

“Collateral” has the meaning set forth in Section 1 hereof.

“Event of Default” means any Event of Default as defined in each Note.

“Excluded Accounts” means, collectively, (i) any deposit account specifically and exclusively used for payroll, payroll taxes or other wage benefit payments to or for the benefit of Company’s employees, (ii) any zero balance account or account subject to an automatic sweep, and (iii) any withholding tax, trust, escrow, customer funds and other fiduciary accounts.

“Excluded Assets” means, collectively, (i) Excluded Accounts, (ii) any permit, contract, lease, franchise, license, general intangible or any contractual obligation entered into by Company (A) that prohibits, constitutes a breach or default under, or results in the termination of or gives rise to a right on the part of the parties thereto to terminate such permit, contract, lease, franchise, license, general intangible or contractual obligation or requires the consent of any Person other than Company and its affiliates, (B) to the extent that any applicable law prohibits the creation of a lien thereon, or (C) to the extent that a lien thereon would give any other party a right to terminate such permit, contract, lease, franchise, license, general intangible or contractual obligation, (iii) property owned by Company on the date hereof or hereafter acquired that is subject to a purchase money lien or a capital lease if such purchase money lien of capital lease prohibits the creation of any other lien on such property or requires the consent of any person other than Company and its affiliates, (iv) fee interests in real estate with a fair market value of less than $2,500,000.00 individually and all leasehold interests in real estate, (v) any assets if the taking of any action to create such security interest would result in adverse tax consequences, (vi) any assets with respect to which Company and Secured Party have mutually agreed that the cost of obtaining security interests in such assets is excessive in relation to the benefit afforded thereby to Secured Party and the other Lender, (vi) motor vehicles and other assets subject to a certificate of title, (vii) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto and (viii) any Commercial Tort Claim with a value less than $1,000,000.00.

“Lender” means ADS-Tec Holding GmbH, a limited liability company under German law, registered with the commercial register (Handelsregister) at the local court (Amtsgericht) of Stuttgart under number HRB 224527.

“Loan Documents” means the Note, the Security Agreement (as defined in the Note), and the Guaranty (as defined in the Note).

“Note” has the meaning set forth in the Recitals of this Agreement.

“Secured Obligations” has the meaning set forth in Section 2 hereof.

“UCC” means the Uniform Commercial Code, as it exists on the date of this Agreement or as it may hereafter be amended, in the State of New York.

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IN WITNESS WHEREOF, Company and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

ADS-TEC ENERGY GMBH
as Company

/s/ Thomas Speidel
Name:	Thomas Speidel
Title:	Authorized Signatory
c/o ADS-TEC Energy Group
Heinrich-Hertz-Straße 1
72622 Nürtingen, Germany
Attention: Wolfgang Breme
Telephone:
Email:

with a copy to (which shall not constitute notice):

Reed Smith LLP
2850 N. Harwood Street, Suite 1500
Dallas, TX 75201
Attention: Lynwood E. Reinhardt
Email: lreinhardt@reedsmith.com

and

Reed Smith LLP
650 Town Center Drive, Suite 1600
Costa Mesa, CA 92626
Attention: Christopher J. Raidy
Email: craidy@reedsmith.com

[Signature Page to Security Agreement]

ADS-TEC HOLDING GMBH
as Secured Party and Lender

/s/ Thomas Speidel
Name:	Thomas Speidel
Title:	Authorized Signatory
c/o ADS-TEC Energy Group
Heinrich-Hertz-Straße 1 72622 Nürtingen, Germany
Attention: Wolfgang Breme
Telephone:
Email:

with a copy to (which shall not constitute notice):

Reed Smith LLP
2850 N. Harwood Street, Suite 1500
Dallas, TX 75201
Attention: Lynwood E. Reinhardt
Email: lreinhardt@reedsmith.com

and

Reed Smith LLP
650 Town Center Drive, Suite 1600
Costa Mesa, CA 92626
Attention: Christopher J. Raidy
Email: craidy@reedsmith.com

[Signature Page to Security Agreement]

SCHEDULE 1

Type and Jurisdiction of Organization

Name of Company	Type of Organization	Jurisdiction of Organization	Organization Number
ADS-Tec Energy GmbH	Limited Liability Company	Germany	HRB 762810